EXHIBIT A

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of May 9, 2012 by and between Tripletail, LLC, a Delaware limited liability company (“Tripletail”), and Sean McDevitt, an individual (each, a “Seller” and together, “Sellers”), on one hand, and Meson Capital Partners LP, a New York limited partnership (“Meson”), and Joseph Whitters, an individual, on the other hand (each of Mr. Whitters and Meson, a “Purchaser” and together, the “Purchasers”).

1. Sale of Stock. Sellers hereby agree to sell to Purchasers, and Purchasers hereby agree to purchase from Sellers, an aggregate of 1,166,000 shares of the Common Stock (the “Shares”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), at a price of $2.25 per share, in such respective amounts as set forth opposite each Purchaser’s name on Exhibit A hereto. The Shares consist of 1,066,000 shares of the Company’s Common Stock held by Tripletail (the “Tripletail Shares”) and 100,000 shares of the Company’s Common Stock held by Mr. McDevitt (the “McDevitt Shares”).

2. Closing Date. The closing of the purchase and sale of the Shares hereunder (the “Closing”) will take place at the offices of Crowell & Moring LLP, 275 Battery Street, Floor 23, San Francisco, California, at 10:00 a.m., California time, upon the fulfillment of the conditions to the Closing hereunder, or at such other time and place as the parties hereto shall agree. The date of the Closing is hereinafter referred to as the “Closing Date”.

3. Delivery. At the Closing, Sellers will (i) execute and deliver to each Purchaser an executed Stock Power and Assignment Separate from Certificate, in the form attached hereto as Exhibit B, duly endorsed with signatures guaranteed by a commercial bank, thereby transferring ownership of the Shares to the Purchasers and (ii) deliver to the Purchasers one or more stock certificates for the number of Shares required to be sold and purchased at the Closing. Such delivery shall be against payment of the aggregate purchase price from each Purchaser set forth on Exhibit A hereto (each such amount, the “Purchase Price”) by wire transfers in accordance with Sellers’ wiring instructions. As soon as practicable thereafter, Sellers and Purchasers shall cooperate with each other to cause the Company’s transfer agent to record the transfer on the stock books of the Company and to register and issue stock certificates representing the Shares in the name of the Purchasers.

(a) Each of Seller’s obligation to sell the Shares to each Purchaser at Closing shall be subject to the following conditions, any one or more of which may be waived by such Seller: (i) the accuracy in all material respects on the date hereof and, if different, on the Closing Date of the representations and warranties made by such Purchaser in this Agreement and the fulfillment of the obligations of such Purchaser to be fulfilled by it under this Agreement on or prior to the Closing; (ii) the absence of any order, writ, injunction, judgment or decree that questions the validity of this Agreement or the right of such Seller or such Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby; and (iii) such Seller’s receipt of the Purchase Price due it from such Purchaser.

(b) Each Purchaser’s obligation to purchase the Shares at Closing shall be subject to the following conditions, any one or more of which may be waived by such Purchaser: (i) the accuracy in all material respects of the representations and warranties made by Sellers in this Agreement on the date hereof and, if different, on the Closing Date, and the fulfillment of the obligations of Sellers to be fulfilled by it or him on or prior to the Closing; (ii) the absence of any order, writ, injunction, judgment or decree that questions the validity of this Agreement or the right of Sellers or such Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby; and (iii) the Purchaser’s receipt of the Shares.

4. Representations and Warranties of Purchasers. In connection with the purchase of the Shares, each Purchaser hereby represents, severally and not jointly, on behalf of itself or himself, to Sellers as follows:

(a) All action on the part of the Purchaser and, as applicable, its officers, directors, partners, members, managers and shareholders necessary for the authorization, execution and delivery of this Agreement and necessary to authorize the performance of all of Purchaser’s obligations hereunder, has been taken or will be taken prior to the Closing. Purchaser has full power and authority to enter into this Agreement.

(b) This Agreement has been validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Purchaser, to its knowledge, has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser has made its own decision to consummate the transaction contemplated hereby based on its own independent review and consultations with such investment, legal, accounting and other advisers as it deems necessary. Purchaser has made its decision without reliance on any representation or warranty of, or advice from, Sellers.

(d) No brokerage or finder’s fees or commissions are or will be payable by Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and Purchaser has not taken any action that would cause Sellers to be liable for any such fees or commissions. Sellers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any person for fees of the type contemplated by this Section 4(d) with the transactions contemplated by this Agreement.

(e) Purchaser is purchasing the Shares for its own account for investment purposes only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or any distribution in violation of any other applicable securities laws. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

(f) Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(g) Purchaser is an “accredited investor” as defined under the Securities Act. Purchaser is knowledgeable, sophisticated and experienced in evaluating and investing in securities of companies such as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

(h) Purchaser understands that the Tripletail Shares are “restricted securities” and the Tripletail Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, Purchaser understands that the Company is under no obligation to register the Tripletail Shares. Purchaser is aware of Rule 144 promulgated under the Securities Act that permits limited resale of restricted securities subject to the satisfaction of certain conditions. Purchaser understands that the certificates evidencing the Tripletail Shares will be imprinted with a legend which prohibits the transfer of the Tripletail Shares unless they are registered or such registration is not required in the opinion of counsel for the Company. Notwithstanding the foregoing, the representations of this Section 4(h) are made by Purchaser only if any Tripletail Shares are purchased by Purchaser.

(i) Purchaser understands that nothing in this Agreement, or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitute legal, tax or investment advice. Purchaser has consulted with such legal, tax and investment advisors as it, in its sole discretion has deemed necessary or appropriate in connection with its purchase of the Shares.

5. Representations, Warranties and Covenants of Sellers. In connection with the sale of the Shares, each Seller hereby represents, severally and not jointly, on behalf of itself or himself, to Purchasers as follows:

(a) Seller is the record and beneficial owner of the Shares and has good and valid title to the Shares. Except for this Agreement, there are no outstanding agreements, commitments, options, encumbrances, liens or other obligations of any character to which Seller is a party, or by which it is bound, affecting the sale and transfer of the Shares. Seller has made no public offering of the Shares.

(b) All action on the part of Seller necessary for the authorization, execution and delivery of this Agreement and necessary to authorize the performance of all of Seller’s obligations hereunder, has been taken or will be taken prior to the Closing. Seller has full power and authority to enter into this Agreement.

(c) This Agreement has been validly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller enforceable against the Seller in accordance with its terms, except to the extent (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement, the sale of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not result in a conflict with or constitute a violation of, or default (with the passage of time or otherwise) under any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Seller or his properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Seller and the sale of the Shares by the Seller pursuant to this Agreement, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(e) No brokerage or finder’s fees or commissions are or will be payable by Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and Seller has not taken any action that would cause the Purchasers to be liable for any such fees or commissions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any person for fees of the type contemplated by this Section 5(e) with the transactions contemplated by this Agreement.

(f) Seller has received all the information it considers necessary or appropriate for deciding whether to sell the Shares. Seller has made its own decision to consummate the transaction contemplated hereby based on its own independent review and consultations with such investment, legal, accounting and other advisers as it deems necessary. Seller has made its decision without reliance on any representation or warranty of, or advice from, the Purchasers. Seller acknowledges and understands that the Purchasers and, as applicable, their officers and affiliates may possess material nonpublic information not known to Seller that may impact the value of the Shares (the “Information”), that the Purchasers are unable to disclose to Seller, including without limitation, (i) information received by, or by principals and employees of, the Purchasers in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (ii) information otherwise received from the Company on a confidential basis, and (iii) information received on a privileged basis from the Company’s attorneys or advisers. Seller understands, based on its experience, the disadvantage to which it is subject due the foregoing. Notwithstanding this, Seller has deemed it appropriate to engage in the transactions contemplated hereby. Seller hereby waives any claim, or potential claim, it has or may have against Purchasers, including, but not limited to, Purchasers’ respective officers, directors, shareholders, partners, successors and assigns, as applicable, relating to such person’s possession of the Information.

(g) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4, the offer and sale of the Shares to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act.

6. General Provisions.

(a) Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all agreements, representations and warranties made by Seller and by either Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the Chancery Court of the State of Delaware (the “Delaware Court”). Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein or the enforcement hereof, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that the Delaware Court is an improper or inconvenient venue for such proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c) Entire Agreement; Amendment. This Agreement represents the entire agreement among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may only be amended, modified or waived in a writing referencing this Agreement signed by the Purchasers and the Seller.

(d) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission.

(f) Expenses. Each party hereto shall be responsible for and pay its own legal, accounting and other professional fees and charges and all other costs and expenses incurred in connection with the transactions contemplated herein.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided, however, that Meson may assign all or any of its rights and obligations hereunder to any affiliate of Meson that is controlled, directly or indirectly, by Meson (any such assignment by Meson pursuant to the preceding proviso shall not, however, release or be deemed to release Meson from its obligations hereunder, and the Purchasers shall remain liable for all such obligations).

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Joint Product. This Agreement is the joint product of the Seller and Purchaser and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the Seller and the Purchaser and shall not be construed against any party hereto.

[Signature Page Follows]

EXHIBIT A

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

PURCHASER:

MESON CAPITAL PARTNERS LP

By: Meson Capital Partners LLC, its General Partner

/s/ Ryan J. Morris

By: Ryan J. Morris
Title: Manager

PURCHASER:

/s/ Joseph Whitters
Joseph Whitters, an individual

SELLER:

TRIPLETAIL, LLC

By:	/s/ Sean McDevitt
Sean McDevitt, Manager

SELLER:

/s/ Sean McDevitt
Sean McDevitt, an individual

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

EXHIBIT A

Schedule of Purchasers

Purchaser	Tripletail Shares	McDevitt Shares	Purchase Price
Meson Capital Partners LP	1,066,000	0	$2,398,500
Joseph Whitters	0	100,000	$225,000

TOTAL:	1,066,000	100,000	$2,623,500

A-1

EXHIBIT A

EXHIBIT B

Stock Power and Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                       shares of the Common Stock of InfuSystem Holding, Inc. (the “Company”). Such shares stand in the undersigned’s name on the books of said corporation represented by Certificate No. [            ]. The undersigned does hereby irrevocably constitute the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: May     , 2012

TRIPLETAIL, LLC

By:
Sean McDevitt, Manager

STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE

EXHIBIT A

EXHIBIT B

Stock Power and Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                       shares of the Common Stock of InfuSystem Holding, Inc. (the “Company”). Such shares stand in the undersigned’s name on the books of said corporation represented by Certificate No. [            ]. The undersigned does hereby irrevocably constitute the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: May     , 2012

By:
Sean McDevitt, and individual

STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE